UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2023

CVENT HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39709	98-1560055
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1765 Greensboro Station Place, 7th Floor

Tysons, VA 22102

(Address of principal executive offices)

(703) 226-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CVT	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Supplemental Disclosures

As previously disclosed, on March 14, 2023, Cvent Holding Corp., a Delaware corporation (“Cvent” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Capstone Borrower, Inc., a Delaware corporation (“Parent”), and Capstone Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). On May 3, 2023, the Company filed a definitive proxy statement on Schedule DEFM14A (the “Definitive Proxy Statement”), as such may be supplemented from time to time, with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the special meeting of the Company’s stockholders scheduled to be held on June 1, 2023 (the “Cvent Special Meeting”).

Explanatory Note

In connection with the Merger Agreement, three complaints have been filed as individual actions in the United States District Court for the Southern District of New York and are captioned O’Dell v. Cvent Holding Corp. et al., Case No. 23-cv-03688 (filed May 2, 2023), Wang v. Cvent Holding Corp. et al., Case No. 23-cv-03799 (filed May 5, 2023), and Scott v. Cvent Holding Corp. et al., Case No. 23-cv-04063 (filed May 16, 2023). One complaint has been filed as an individual action in the Supreme Court of the State of New York, County of Westchester and is captioned Herzog vs. Cvent Holding Corp. et al., Case No. 61007-2023 (filed May 10, 2023). One complaint has been filed as an individual action in the United States District Court for the District of Delaware and is captioned Ballard vs. Cvent Holding Corp. et al., Case No. 23-cv-00525-UNA (filed May 16, 2023). The foregoing complaints are referred to as the “Merger Actions”.

The Merger Actions generally allege that the preliminary proxy statement filed by the Company with the SEC on April 21, 2023 or the Definitive Proxy Statement misrepresents and/or omits certain purportedly material information relating to the Company’s financial projections and the analyses performed by the financial advisors to the Board of Directors of Cvent and the Special Committee of the Board of Directors of Cvent in connection with the Merger. The Merger Actions assert violations of Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 14a-9 promulgated thereunder, 15 U.S.C. §§ 78n(a), 78t(a) and/or Virginia Securities Act, §13.1-502, and/or negligent misrepresentation and concealment under New York common law against all defendants (the Company and its Board of Directors), and/or violations of Section 20(a) of the Exchange Act against Cvent’s directors. The Merger Actions seek, among other things, an injunction enjoining the stockholder vote on the Merger and the consummation of the Merger unless and until certain additional information is disclosed to Cvent stockholders, costs of the action, including plaintiffs’ attorneys’ fees and experts’ fees, and other relief the court may deem just and proper.

The Company cannot predict the outcome of the Merger Actions. The Company believes that the Merger Actions are without merit, and Cvent and the individual defendants intend to vigorously defend against the Merger Actions and any subsequently filed similar actions. If additional similar complaints are filed, absent new or significantly different allegations, the Company will not necessarily disclose such additional filings.

While the Company believes that the disclosures set forth in the Definitive Proxy Statement comply fully with all applicable law and denies the allegations in the pending Merger Actions described above, in order to moot plaintiffs’ disclosure claims, avoid possible expense and nuisance and business delays, and provide additional information to its stockholders, the Company has determined voluntarily to supplement certain disclosures in the Definitive Proxy Statement related to plaintiffs’ claims with the supplemental disclosures set forth below (the “Supplemental Disclosures”). Nothing in the Supplemental Disclosures shall be deemed an admission of the legal merit, necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations in the Merger Actions described above that any additional disclosure was or is required or material.

All page references used herein refer to pages in the Definitive Proxy Statement before any additions or deletions resulting from the Supplemental Disclosures, and capitalized terms used below, unless otherwise defined, have the meanings set forth in the Definitive Proxy Statement. Bolded text shows text being added to a referenced disclosure in the Definitive Proxy Statement and stricken-through text shows text being deleted from a referenced disclosure in the Definitive Proxy Statement. This Current Report on Form 8-K is incorporated into, and amends and/or supplements, the Definitive Proxy Statement as provided herein. Except as specifically noted herein, the information set forth in the Definitive Proxy Statement remains unchanged.

Supplemental Disclosures to Definitive Proxy Statement

The following bolded language is added to page 32 of the proxy statement in the section titled ‘‘The Merger — Background of the Merger.’’

On July 8, 2022, Mr. Aggarwal met telephonically with a representative of the Blackstone business unit invested in the Company to discuss the Company’s business and the industry in which the Company operates but did not discuss a potential transaction or any specific terms thereof.

The following bolded language is added to page 33 of the proxy statement in the section titled ‘‘The Merger — Background of the Merger.’’

On September 19, 2022, a representative of Party A, a financial sponsor with which Mr. Aggarwal had a long-standing relationship and which was familiar with the Company, called Mr. Aggarwal and requested the opportunity to set up a meeting with members of the Company’s management team to discuss the Company’s business. Mr. Aggarwal responded that the Company was focused on executing on its plan for the remainder of the year and that the Company’s management team would not be prepared to hold such a meeting until a later date. Mr. Aggarwal noted that it might make sense to connect again near the end of the year.

The following bolded language is added to page 35 of the proxy statement in the section titled ‘‘The Merger — Background of the Merger.’’

The Board also reviewed Qatalyst Partners’ relationship disclosure letter and determined that, based on the contents of the letter, including, as applicable, any investment banking or advisory services provided to the Company, Vista Equity Partners Management, LLC (“Vista Equity Partners Management”) or Blackstone and the amount of any compensation received by Qatalyst Partners in connection with any such services, it believed that Qatalyst Partners did not have any conflicts that would affect the ability of Qatalyst Partners to fulfill its responsibilities as financial advisor to the Board.

The following bolded language is added to page 37 of the proxy statement in the section titled ‘‘The Merger — Background of the Merger.’’

Also on December 7, 2022, representatives of Blackstone, a representative of Qatalyst Partners and the Company’s management met in person at a dinner to discuss Blackstone’s continued interest in acquiring the Company and to introduce members of the Company’s management to representatives of Blackstone. No terms of a potential transaction (including terms regarding rollover or other investment from any of the Company’s stockholders, or the employment or service of Mr. Aggarwal or any other person with, or compensation to be paid by, Blackstone or any of its affiliates) were discussed.

The following bolded language is added to page 38 of the proxy statement in the section titled ‘‘The Merger — Background of the Merger.’’

On January 6, 2023, the Company’s management circulated to the Board the January Projections (as defined below in the section of this proxy statement titled “The Merger - Certain Financial Projections”), which expanded the December Projections to include financial forecasts, including an estimate of free cash flows, through calendar year 2028, and the Supplemental Free Cash Flow Projections (as defined below in the section of this proxy statement titled “The Merger - Certain Financial Projections”), which included a free cash flow projection for each quarter of fiscal year 2023. The January Projections were approved by the Board for use by Qatalyst Partners for purposes of providing financial analyses in connection with the Board’s evaluation of any potential strategic transaction and the Supplemental Free Cash Flow Projections were approved by the Board and subsequently shared with Blackstone (but no other potential bidders) in response to a diligence request from Blackstone for such information. No other potential bidders requested the Supplemental Free Cash Flow Projections. For additional information with respect to the January Projections and the Supplemental Free Cash Flow Projections, see the section of this proxy statement titled “The Merger - Certain Financial Projections.”

The following bolded language is added to page 40 of the proxy statement in the section titled ‘‘The Merger — Background of the Merger.’’

Following the publication of the WSJ Article, on January 31, 2023 and February 1, 2023, Mr. Aggarwal received inbound communications from representatives of two different venture capital and equity investment firms (which we refer to herein as “Party I” and “Party J”). The email from Party I requested a brief introductory call with Mr. Aggarwal to establish a relationship but did not indicate that Party I was interested in pursuing, or capable of completing, a potential acquisition of the Company. Mr. Aggarwal and the representative of Party I did not have an introductory call and the representative of Party I did not contact Mr. Aggarwal or the Company again following such initial outreach. The representative of Party J referenced the WSJ Article to Mr. Aggarwal and noted that, while Party J did not have the financial capacity to acquire the Company, Party J would potentially be interested in participating as an additional equity financing source in an acquisition of the Company by a third party. Promptly thereafter, Mr. Aggarwal noted the inbound communications from Party I and Party J, neither of which were believed to be credible bidders with sufficient financial capacity to consummate a potential transaction with the Company, to the Chairman of the Board.

The following bolded language is added to page 42 of the proxy statement in the section titled ‘‘The Merger — Background of the Merger.’’

At the meeting, the Board also discussed the fact that the February 23 Proposal was contingent on the Vista Stockholders “rolling” a portion of the shares of Company common stock owned by them into common equity of the post-closing company. Mr. Saroya reiterated that Vista’s preference was to sell all of its shares of Company common stock for cash. However, he noted that if a rollover by Vista of a portion of its shares of Company common stock could be leveraged to obtain a higher price for the benefit of all of the Company’s stockholders, Vista was willing to entertain a discussion of a partial rollover. Mr. Saroya noted that, at this point in time, Vista’s interest was aligned with the Company’s other stockholders, which was to maximize value for all stockholders. Representatives of Kirkland discussed with the Board its fiduciary duties and process implications and procedural safeguards that could be taken by the Board, as well as the potential benefits of creating a special committee if the Board determined to proceed with a proposal that involved a potential rollover by Vista. After discussion, the Board determined, with Vista’s support, to submit a counteroffer at $9.00 per share, with Vista agreeing to reinvest $1.0 billion of its shares into a non-convertible preferred equity instrument with market terms to be separately negotiated between Vista and Blackstone. The Board determined that if Blackstone accepted the Company’s offer, it would establish a special committee of independent directors to evaluate the terms of any potential transaction in light of a reinvestment by Vista or the Vista Stockholders. After the meeting, representatives of Qatalyst Partners conveyed the Board-directed message to representatives of Blackstone. The Board also reviewed Qatalyst Partners’ updated relationship disclosure letter and determined that, based on the letter, it continued to believe that Qatalyst Partners did not have any conflicts that would affect the ability of Qatalyst Partners to fulfill its responsibilities as financial advisor to the Board.

The following bolded language is added to page 43 of the proxy statement in the section titled ‘‘The Merger — Background of the Merger.’’

The Board also reviewed Qatalyst Partners’ updated relationship disclosure letter and determined that, based on the contents of the letter, including, as applicable, any investment banking or advisory services provided to the Company, Vista Equity Partners Management or Blackstone and the amount of any compensation received by Qatalyst Partners in connection with any such services, it continued to believe that Qatalyst Partners did not have any conflicts that would affect the ability of Qatalyst Partners to fulfill its responsibilities as financial advisor to the Board.

The following bolded language is added to page 47 of the proxy statement in the section titled ‘‘The Merger — Background of the Merger.’’

The Board also reviewed Qatalyst Partners’ updated relationship disclosure letter and determined that based on the contents of the letter, including, as applicable, any investment banking or advisory services provided to the Company, Vista Equity Partners Management, Blackstone or ADIA and the amount of any compensation received by Qatalyst Partners in connection with any such services, it continued to believe that Qatalyst Partners did not have any conflicts that would affect the ability of Qatalyst Partners to fulfill its responsibilities as financial advisor to the Board.

The following bolded language is added to page 47 of the proxy statement in the section titled ‘‘The Merger — Background of the Merger.’’

Also on March 9, 2023, J.P. Morgan provided the Special Committee with customary relationship disclosures regarding J.P. Morgan’s relationships with Blackstone and Vista. The Special Committee reviewed and discussed these relationship disclosures and determined that they were comfortable proceeding with J.P. Morgan.

The following bolded language is added to page 48 of the proxy statement in the section titled ‘‘The Merger — Background of the Merger.’’

The Special Committee then adopted resolutions favorably recommending the potential transaction with Blackstone and the Vista Preferred Financing to the Company Board after consideration of the factors described in the section titled “The Merger — Reasons for the Merger; Recommendation of the Special Committee and the Cvent Board.” The Special Committee has not been disbanded.

The following bolded language is added to, and the following strikethrough language is removed from, page 62 of the proxy statement in the section titled ‘‘The Merger — Opinion of Qatalyst Partners — Miscellaneous.’’

During the two-year period prior to the date of Qatalyst Partners’ opinion, no material relationship existed between Qatalyst Partners or any of its affiliates, on the one hand, and the Company, Vista Equity Partners Management, ~~LLC (“Vista Equity Partners Management”),~~ Parent, ADIA or Blackstone, an affiliate of Parent, on the other hand, pursuant to which compensation was received by Qatalyst Partners or its affiliates, except for a fee of approximately $62 million received by Qatalyst Partners in connection with acting as a financial advisor to Datto Holding Corp., a portfolio company of Vista Equity Partners Management, in connection with its announced transaction involving Kaseya Holdings Inc. and Kaseya Inc. Qatalyst Partners and/or its affiliates may have provided, and may in the future provide, investment banking and other financial services to the Company, Vista Equity Partners Management, Parent, ADIA or Blackstone, or their respective affiliates, in each case, for which Qatalyst Partners may have received, or would expect to receive, compensation.

The following bolded language is added to page 65 of the proxy statement in the section titled ‘‘The Merger — Opinion of J.P. Morgan — Public Trading Multiples.’’

Based on the results of this analysis and J.P. Morgan’s professional judgment and experience, J.P. Morgan selected a FV/2023E Revenue Multiple reference range for the Company of 3.3x to 5.8x and a FV/2024E Revenue Multiple reference range for the Company of 2.9x to 4.9x.

The following bolded language is added to page 66 of the proxy statement in the section titled ‘‘The Merger — Opinion of J.P. Morgan — Discounted Cash Flow Analysis.’’

J.P. Morgan then discounted such unlevered free cash flow estimates and the range of terminal values to present value as of December 31, 2022 using discount rates ranging from 11.0% to 12.0%, which range was chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of the Company, derived using the capital asset pricing model and J.P. Morgan’s professional judgment and experience. The present values of such unlevered free cash flow estimates and the range of terminal values were then adjusted for the Company’s estimated net debt of $106 million obtained from the Company management, calculated as of December 31, 2022 to derive implied equity values per share of the Company common stock on a fully diluted basis.

The following bolded language is added to, and the following strikethrough language is removed from, page 67 of the proxy statement in the section titled ‘‘The Merger — Opinion of J.P. Morgan — Miscellaneous.”

During the two years preceding the date of J.P. Morgan’s written opinion, J.P. Morgan and its affiliates have also had commercial or investment banking relationships with ~~Blackstone~~ portfolio companies of Blackstone and ADIA, for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included providing debt syndication, equity underwriting, debt underwriting and financial advisory services to ~~Blackstone~~ portfolio companies of Blackstone and ADIA. In addition, J.P. Morgan’s commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of Vista and its portfolio companies ~~and~~, Blackstone and its portfolio companies and ADIA portfolio companies, for which it receives customary compensation or other financial benefits. During the two-year period preceding delivery of its written opinion ending on March 14, 2023, the aggregate fees recognized by J.P. Morgan from the Company were approximately $37 million, from Vista were approximately $30.4 million, ~~and~~ from Blackstone were approximately $239.6 million, and from ADIA were approximately $161.3 million, as provided by J.P. Morgan. During the two years preceding the date of J.P. Morgan’s written opinion, neither J.P. Morgan nor its affiliates have had any other material financial advisory or other material commercial or investment banking relationships with ADIA. In addition, J.P. Morgan and its affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company and Blackstone. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company or Blackstone for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities or other financial instruments.

The following bolded rows are added to page 70 of the proxy statement in the section titled ‘‘The Merger — Certain Financial Projections.’’

The following table is a summary of the January Projections:

($ in millions)	2023E	2024E	2025E	2026E	2027E	2028E
Revenue	$728	$886	$1,065	$1,256	$1,470	$1,710
Adjusted EBITDA(1)	$147	$228	$327	$418	$522	$640
Less: Capitalized Software Development Costs	($57)	($61)	($64)	($66)	($70)	($74)
Less: Purchases of Property and Equipment	($10)	($11)	($12)	($13)	($15)	($16)
Less: Cash Non-GAAP Items	($2)	($2)	($2)	($2)	($2)	($2)
Less: Taxes Paid	($8)	($60)	($103)	($120)	($144)	($181)

Plus: Change in Net Working Capital	$27	$33	$40	$47	$55	$64
Unlevered Free Cash Flow(2)	$96	$126	$186	$263	$345	$431

The following table is a summary of the February Projections:

($ in millions)	2023E	2024E	2025E	2026E	2027E	2028E
Revenue	$728	$886	$1,065	$1,256	$1,470	$1,710
Adjusted EBITDA(1)	$147	$228	$327	$418	$522	$640
Less: Capitalized Software Development Costs	($57)	($61)	($64)	($66)	($70)	($74)
Less: Purchases of Property and Equipment	($10)	($11)	($12)	($13)	($15)	($16)
Less: Cash Non-GAAP Items	($2)	($2)	($2)	($2)	($2)	($2)
Less: Taxes Paid	($19)	($32)	($75)	($89)	($107)	($137)
Plus: Change in Net Working Capital	$27	$33	$40	$47	$55	$64
Unlevered Free Cash Flow(3)	$86	$155	$214	$294	$383	$476

The following bolded language is added to page 72 of the proxy statement in the section titled ‘‘The Merger — Financing of the Merger.’’

We presently anticipate that the total funds needed to complete the Merger and the related transactions will be approximately $4,589,000,000, which will be funded via the Debt Financing, the Equity Financing and the Preferred Equity Financing described below. Parent and Merger Sub have represented to Cvent in the Merger Agreement that, assuming the consummation of the Preferred Equity Financing, the aggregate proceeds from the Financing are sufficient to pay a portion of the aggregate Merger Consideration and related fees and expenses of the Company, Parent and Merger Sub (including in connection with the Merger and the Financing). A wholly owned subsidiary of ADIA will be a significant minority investor as part of the Merger.

The following bolded language is added to page 75 of the proxy statement in the section titled ‘‘The Merger — Interests of the Company’s Directors and Executive Officers in the Merger.’’

All Unvested RSU awards held by our non-employee directors will fully vest at the Effective Time, subject to the non-employee director’s continued service through the Effective Time. The estimated aggregate amount that would be payable to Cvent’s seven non-employee directors for their Unvested RSU awards if the Effective Time occurred on May 1, 2023 is $567,290, of which $283,645 would be payable to each of Jim Frankola and Marcela Martin and $0 would be payable to the other five non-employee directors. As of the date of this proxy statement, none of our named executive officers are expected to receive any accelerated vesting or payment in respect of their Options or RSU awards as a result of the consummation of the Merger or in connection with any termination of employment following the consummation of the Merger.

The following bolded language is added to page 75 of the proxy statement in the section titled ‘‘The Merger — Interests of the Company’s Directors and Executive Officers in the Merger.’’

As of the date of this proxy statement, none of our executive officers has had any discussions or negotiations, or entered into any agreement, with Parent or any of its affiliates regarding the potential terms of their individual employment arrangements or the right to purchase or participate in the equity of Parent or one or more of its affiliates following the consummation of the Merger. Although the Company currently expects that Mr. Aggarwal will continue in his role as Chief Executive Officer of the Company, he has not had any negotiations, or entered into any agreement, with Parent or any of its affiliates regarding the potential terms of his individual employment arrangements or the right to purchase or participate in the equity of Parent or one or more of its affiliates following the consummation of the Merger. Prior to or following the closing of the Merger, however, certain executive officers (including Mr. Aggarwal) may have discussions, or may enter into agreements with, Parent, Cvent, or their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, Parent or one or more of its affiliates.

The following bolded language is added to page 75 of the proxy statement in the section titled ‘‘The Merger — Interests of the Company’s Directors and Executive Officers in the Merger.’’

Under the Merger Agreement, Cvent may take certain actions before the Effective Time to mitigate the amount of potential “excess parachute payments” for “disqualified individuals” (each as defined in Section 280G of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)), including the executive officers, if Cvent determines such actions are necessary or appropriate to mitigate the impact of Section 4999 of the Code on its employees. As of the date of this proxy statement, no determination has been made as to whether any such actions would be necessary or appropriate, and Cvent has not approved any specific actions to mitigate any impact of Section 280G of the Code on Cvent or any disqualified individuals.

Additional Information and Where to Find It

This Current Report on Form 8-K is being made in respect of the pending Merger involving the Company and Parent and may be deemed to be soliciting material relating to such transaction. In connection with the transaction, Cvent filed the Definitive Proxy Statement relating to the Cvent Special Meeting with the SEC on May 3, 2023. Additionally, Cvent may file other relevant materials in connection with the transaction with the SEC. INVESTORS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PENDING MERGER AND ANY OTHER RELEVANT DOCUMENTS IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PENDING MERGER.

The Company’s stockholders may obtain free copies of the documents the Company files with the SEC from the SEC’s website at www.sec.gov or through the Investors portion of the Company’s website at investors.cvent.com under the link “Financials” and then under the link “SEC Filings” or by contacting the Company’s Investor Relations by e-mail at CventIR@icrinc.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the pending Merger. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Definitive Proxy Statement and the Company’s other filings with the SEC made subsequent to the date of the Definitive Proxy Statement. To the extent holdings of the Company’s securities by such directors or officers have changed since the amounts printed in the Definitive Proxy Statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Definitive Proxy Statement and other materials to be filed with the SEC in connection with the special meeting of Company’s stockholders. Other information regarding the participants in the proxy solicitation and a description of their interests are contained in the Definitive Proxy Statement for the Cvent Special Meeting and other relevant materials filed or that will be filed with the SEC in respect of the pending Merger. These documents can be obtained free of charge from the sources indicated above.

Safe Harbor for Forward-Looking Statements

This Current Report on Form 8-K contains and the Company’s other filings and press releases may contain forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, the Company. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: (i) the risk that the proposed Merger may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of Cvent common stock; (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, (including the receipt of certain regulatory approvals and the approval of the Company’s stockholders) in the anticipated timeframe or at all; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including in circumstances requiring the Company to pay a termination fee; (iv) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results and business generally; (v) risks that the proposed transaction disrupts the Company’s current plans and operations; (vi) the Company’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, and others with whom it does business, including hotels and venues, in light of the proposed Merger; (vii) risks related to diverting management’s attention from the Company’s ongoing business operations; (viii) risks related to the satisfaction of the conditions to consummating the Debt Financing, the Equity Financing and the Preferred Equity Financing in the anticipated timeframe or at all; (ix) unexpected costs, charges or expenses resulting from the proposed Merger; (x) potential and ongoing litigation (including the Merger Actions) relating to the Merger that could be or has been instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; (xi) continued availability of capital and financing and rating agency actions; (xii) certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xiii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war or hostilities or the COVID-19 pandemic, as well as management’s response to any of the aforementioned factors; (xiv) the impact of adverse general and industry-specific economic and market conditions, including any impact from ongoing conflict in Ukraine and Russia, and demand for events and meetings, the return to in-person events, demand for advertising and software solutions, and demand for an integrated platform; (xv) uncertainty as to timing of completion of the proposed Merger; (xvi) risks that the benefits of the Merger are not realized when and as expected; and (xvii) other risks described in the Company’s filings with the SEC, such risks and uncertainties described under the headings “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K filed with the SEC on March 14, 2023, the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 5, 2023, and subsequent filings. While the list of risks and uncertainties presented here is, and the discussion of risks and uncertainties to be presented in the information statement will be, considered representative, no such list or discussion should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, and legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the Merger and/or the Company’s consolidated financial condition, results of operations, credit rating or liquidity. The forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVENT HOLDING CORP.

Date: May 22, 2023	By:	/s/ Jeannette Koonce
Name: Jeannette Koonce
Title: General Counsel and Corporate Secretary